Exhibit 99.1

Press Contact:	For Immediate Release
Janine Fogal
650-623-1469

Investor Contact:

Bill Tamblyn

650-623-1309

Ditech Communications Announces Third Quarter Fiscal 2004 Financial Results
Sequential Revenue Growth of 47% ; Sequential Profits More than Doubled in Continuing Operations

Mountain View, California, February 17, 2004 - Ditech Communications Corporation (Nasdaq: DITC) reported results for its third quarter of fiscal 2004 ended January 31, 2004. Revenues for the third quarter of fiscal 2004 were $21.3 million, an increase of 47% from revenues of $14.5 million in the prior quarter and up 133% from revenues of $9.1 million in the same quarter in the prior fiscal year.

Income from continuing operations for the third quarter of fiscal 2004 was $6.8 million, an increase of 133% over the prior quarter.

“These very gratifying results reflect continued execution of both our internal and external strategies persistently driving Ditech Communications’ success,” said Tim Montgomery, president and CEO of Ditech Communications. “Our process improvements, rapid engineering developments, and our customer centricity have all contributed to our current results and we expect, will continue to propel our momentum.”

Ditech Communications will discuss its third quarter financial results at today’s conference call (see details later in this release).

Q3 Fiscal 2004 Results

•                  Income from continuing operations for the third quarter of fiscal 2004 of $6.8 million, compared to a loss from continuing operations of ($0.4) million in the same quarter in the prior fiscal year.

•                  Fully diluted income per share from continuing operations for the third quarter of fiscal 2004 of $0.20, compared to a loss per share from continuing operations of ($0.01) in the same quarter in the prior fiscal year.

•                  Net income for the third quarter of fiscal 2004 of $6.9 million compared to a net loss of ($3.6) million in the same quarter in the prior fiscal year.

•                  Fully diluted net income per share of $0.20, compared to a net loss per share of ($0.12) in the same quarter in the prior fiscal year.

Q4 Fiscal 2004 Outlook

Ditech Communications expects revenues in the fourth quarter of fiscal 2004 to grow approximately 5-7% over current revenue results as its newest Voice Quality Assurance (VQA) platforms begin realizing market acceptance. Ditech Communications expects gross profit, as a percentage of revenue, to be within 2% of third quarter levels and expects operating expenses to be in the low end of its long term model of 35-40% of revenue.

Conference Call

Ditech Communications will host an investor webcast and conference call at 4:20 p.m. EST today to review its third quarter performance and its outlook for the coming quarter. Any member of the public can listen to the conference call by calling the following number: (612) 332-0923. The conference call will also be broadcast live over the Internet and can be accessed by going to either the “Press Room” or “Investors” section of the Ditech Communications’ web site home page: http://www.ditechcom.com. A replay of the Q3 FY04 conference call will be available via Ditech Communications’ web site or by calling the digitized replay number at (320) 365-3844. The conference call ID is: 720115. The webcast will be available on Ditech Communications’ website until at least its next earnings announcement. The replay of this call will be available two hours after the call is completed and will remain available until 5pm on March 2, 2004.

Basis of Presentation

In July 2003, Ditech Communications executed a sale of a substantial portion of the assets used in its optical business. As a result, the optical business is accounted for as a discontinued operation in all financial information presented.

Ditech Communications Corporation

Ditech Communications Corporation is a global telecommunications equipment supplier for voice networks. Ditech Communications’ voice products are high-capacity echo canceller and voice enhancement products that utilize advanced software and digital signal processor (DSP) technology. This combination of software and hardware allows Ditech Communications to deliver Voice Quality Assurance (VQA), a robust and cost-effective solution for voice enhancement (including noise reduction) and echo cancellation. Ditech Communications (DITC) is listed on the Nasdaq National Market and is headquartered in Mountain View, California (web site: http://www.ditechcom.com).

Forward-Looking Statements

The statements in this press release regarding Ditech Communications’ expected financial results for the fourth quarter of fiscal 2004 and Ditech Communications’ process improvements, rapid engineering developments and customer centricity continuing to propel Ditech Communications’ momentum are forward-looking statements. Actual results could differ materially as a result of numerous risks and uncertainties, including the risk that: shipment of products Ditech Communications expects to ship before the end of the quarter may be delayed or cancelled due to unexpected factors and events affecting its customers; Ditech Communications may experience weakening in demand for its voice and echo cancellation products; component supply problems may occur as a result of factors beyond its control; infrastructure demand could continue to weaken or remain flat due to the weakness in the economy or for other unanticipated reasons; Ditech Communications’ competitors may develop products that compete favorably with its new products; Ditech Communications has a limited number of customers, the loss of any one which could cause its revenues to decrease materially; as well as those detailed in the section entitled “Future Growth and Operating Results Subject to Risk” in Ditech’s Form 10-Q for the quarter ended October 31, 2003 (filed December 8, 2003 with the Securities and Exchange Commission).

- end -

Ditech Communications Corporation

Consolidated Statements of Operations

For the Three and Nine Month Periods Ended January 31, 2004 and 2003

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended January 31,		Nine Months Ended January 31,
	2004	2003	2004	2003

Revenue	$21,303	$9,147	$46,507	$25,042

Cost of goods sold	7,261	3,187	15,952	9,902

Gross profit	14,042	5,960	30,555	15,140

Operating expenses:
Sales and marketing	3,305	3,245	9,313	9,622
Research and development	2,674	2,201	7,842	7,255
General and administrative	1,411	1,308	3,987	4,065
Restructuring Costs	—	—	1,016	—

Total operating expenses	7,390	6,754	22,158	20,942

Income (loss) from operations	6,652	(794)	8,397	(5,802)

Other income, net	311	437	970	1,408

Income (loss) before provision for income taxes	6,963	(357)	9,367	(4,394)

Provision for income taxes	133	—	127	—

Income (loss) from continuing operations	6,830	(357)	9,240	(4,394)

Discontinued operations:
Loss from discontinued operations	—	(3,251)	(2,550)	(30,042)
Income (loss) on disposition of discontinued operations	95	—	(6,797)	—
Income (loss) from discontinued operations	95	(3,251)	(9,347)	(30,042)

Income (loss) before cumulative effect of accounting change	6,925	(3,608)	(107)	(34,436)
Cumulative effect of accounting change	—	—	—	(36,837)

Net income (loss)	$6,925	$(3,608)	$(107)	$(71,273)

Basic income (loss) per share:
From continuing operations	$0.21	$(0.01)	$0.30	$(0.15)
From discontinued operations	—	$(0.11)	$(0.08)	$(0.99)
From disposition of discontinued operations	—	—	$(0.22)	—
From cumulative effect of accounting change	—	—	—	$(1.21)
Basic net income (loss) per share	$0.21	$(0.12)	$(0.00)	$(2.35)

Diluted income (loss) per share:
From continuing operations	$0.20	$(0.01)	$0.28	$(0.15)
From discontinued operations	—	$(0.11)	$(0.08)	$(0.99)
From disposition of discontinued operations	—	—	$(0.20)	—
From cumulative effect of accounting change	—	—	—	$(1.21)
Diluted net income (loss) per share	$0.20	$(0.12)	$(0.00)	$(2.35)

Weighted shares used in per share calculation:
Basic	32,291	30,447	31,400	30,343
Diluted	34,852	30,447	32,964	30,343

Ditech Communications Corporation

Condensed Consolidated Balance Sheets

(in thousands)

(unaudited)

	January 31, 2004	April 30, 2003

Assets
Cash and cash equivalents	$92,996	$94,495
Short-term investments	22,076	—
Accounts receivable, net	2,254	6,249
Inventories	7,147	8,467
Other current assets	6,206	4,510

Total current assets	130,679	113,721

Long-term investments	5,533	—
Property and equipment, net	3,190	8,893
Other assets	2,052	3,827

Total Assets	$141,454	$126,441

Liabilities and Stockholders’ Equity
Accounts payable	$1,210	$2,323
Accrued expenses	9,450	6,026
Deferred revenue	3,207	121
Income taxes payable	1,800	1,833

Total current liabilities	15,667	10,303

Common stock	279,868	270,038
Accumulated deficit	(154,087)	(153,980)
Other comprehensive income	6	80

Total stockholders’ equity	125,787	116,138

Total Liabilities and Stockholders’ Equity	$141,454	$126,441